PAK MAIL CENTERS OF AMERICA, INC.
                            AREA MARKETING AGREEMENT

                                TABLE OF CONTENTS

Section   Number                                                     Page Number
-------   -----                                                      -----------

1.    BACKGROUND AND PURPOSE ................................................. 1

2.    DEFINITIONS ............................................................ 1
         2.1.    Territory. .................................................. 1
         2.2.    Sales Year. ................................................. 1
         2.3.    Franchise Agreement. ........................................ 1
         2.4.    A.M. P.M. MOVERS Program. ................................... 2
         2.5.    Franchisee. ................................................. 2
         2.6.    System Manual. .............................................. 2

3.    SCOPE OF APPOINTMENT ................................................... 2
         3.1.    Appointment of Marketer/Scope of Operations. ................ 2
         3.2.    Rights and Limitations to Territory. ........................ 2
         3.3.    Franchisor's Reservation of Rights. ......................... 3

4.    FRANCHISE SALES PROCEDURES ............................................. 3
         4.1.    Sales Goals. ................................................ 3
         4.2.    Franchise Registration and Disclosure. ...................... 3
         4.3.    Advertising, Recruiting and Screening. ...................... 4
         4.4.    Franchisor's Approval of Prospective Franchisees. ........... 4

5.    PAYMENTS TO THE FRANCHISOR ............................................. 5
         5.1.    Initial Area Marketing Fee. ................................. 5

6.    PAYMENTS TO THE AREA MARKETER .......................................... 5
         6.1.    Commissions on Sales Services. .............................. 5
         6.2.    Commissions on Transfers of Franchises. ..................... 5
         6.3.    Service Fees. ............................................... 6
         6.4.    Application of Payments. .................................... 6
         6.5.    Setoffs. .................................................... 6

7.    TRAINING ASSISTANCE .................................................... 7
         7.1.    Area Marketer Training. ..................................... 7
         7.2.    Length of Training. ......................................... 7
         7.3.    Additional Training. ........................................ 7
         7.4.    Seminars and Ongoing Training. .............................. 7

8.    FRANCHISOR'S OPERATING ASSISTANCE ...................................... 8
         8.1.    System Manual. .............................................. 8
         8.2.    Operating Assistance. ....................................... 8

9.    AREA MARKETER'S OBLIGATIONS ............................................ 8
         9.1.    Hiring and Training of Employees of Area Marketer. .......... 8
         9.2.    Commencement of Business. ................................... 8
         9.3.    Sales Services. ............................................. 9
         9.4.    Pre-Opening Support Services. ............................... 9
         9.5.    Ongoing Support Services. ................................... 9

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         9.6.    Compliance with Franchise Agreement........................  10
         9.7.    Area Marketer's Inspections................................  10

10.    MARKS ...............................................................  11
         10.1.    Ownership and Goodwill of Marks...........................  11
         10.2.    Limitations on Use........................................  11
         10.3.    Discontinuance of Use of Marks............................  11
         10.4.    Notification of Infringements and Claims..................  11
         10.5.    Indemnification...........................................  12

11.    CONFIDENTIAL INFORMATION ............................................  12
         11.1.    Confidential Information..................................  12
         11.2.    Confidentiality and Noncompetition Agreement..............  12

12.    EXCLUSIVE RELATIONSHIP ..............................................  13
         12.1.    Exclusive Relationship....................................  13

13.    OPERATING STANDARDS .................................................  13
         13.1.    Standards of Service......................................  13
         13.2.    Compliance with Laws and Good Business Practices..........  13
         13.3.    Accuracy of Information...................................  14
         13.4.    Notification of Litigation................................  14
         13.5.    Ownership and Management of Business......................  14
         13.6.    Conflicting Interests.....................................  14
         13.7.    Insurance.................................................  15
         13.8.    Proof of Insurance Coverage...............................  15
         13.9.    Advertising in Territory..................................  15
         13.10.   Approval of Advertising...................................  15
         13.11.   Accounting, Bookkeeping and Records.......................  16
         13.12.   Reports...................................................  16
         13.13.   Late Charges..............................................  16
         13.14.   Compliance with Third Party Agreements....................  16

14.    INSPECTIONS AND AUDITS ..............................................  17
         14.1.    Inspections and Audits....................................  17

15.    TRANSFERS  ..........................................................  17
         15.1.    Transfers by the Franchisor...............................  17
         15.2.    Transfers by the Marketer.................................  17
         15.3.    Conditions for Approval of Transfer.......................  17
         15.4.    Transfer to an Entity.....................................  18
         15.5.    Franchisor's Approval of Transfer.........................  19
         15.6.    Death or Disability of Area Marketer......................  19

16.    TERM AND EXPIRATION .................................................  19
         16.1.    Term......................................................  19
         16.2.    Continuation..............................................  19
         16.3.    Rights Upon Expiration....................................  19
         16.4.    Exercise of Option for Successor Area Marketer Rights.....  20
         16.5.    Conditions of Refusal.....................................  20

17.    TERMINATION .........................................................  20
         17.1.    By the Marketer...........................................  20
         17.2.    By the Franchisor.........................................  20
         17.3.    Rights and Obligations of the Area Marketer Upon
                   Termination or Expiration................................  21

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         17.4.    Confidential Information..................................  22
         17.5.    Covenant Not to Compete...................................  23
         17.6.    No Further Right to Payment...............................  23
         17.7.    Continuing Obligations....................................  23
         17.8.    State and Federal Law.....................................  23

18.    RELATIONSHIP OF THE PARTIES .........................................  24
         18.1.    Relationship of the Parties...............................  24
         18.2.    Payment of Third Party Obligations........................  24
         18.3.    Independent Contractors...................................  24
         18.4.    Indemnification...........................................  24

19.    MISCELLANEOUS PROVISIONS ............................................  25
         19.1.    Governing Law/Consent to Venue and Jurisdiction...........  25
         19.2.    Severability..............................................  25
         19.3.    Modification..............................................  25
         19.4.    Attorneys' Fees...........................................  25
         19.5.    Injunctive Relief.........................................  25
         19.6.    Payment of Taxes..........................................  26
         19.7.    No Waiver.................................................  26
         19.8.    No Right to Set Off.......................................  26
         19.9.    Effective Date............................................  26
         19.10.   Review of Agreement.......................................  26
         19.11.   Entire Agreement..........................................  26
         19.12.   Notices...................................................  27
         19.13.   Acknowledgment............................................  27

EXHIBITS

         Exhibit I   Rider to Area Marketing Agreement
         Exhibit II  Franchise Agreement
         Exhibit III Amendment to Franchise Agreement (A.M. P.M. MOVERS Program)
         Exhibit IV  Guaranty and Assumption of Area Marketer's Obligations
         Exhibit V   Statement of Ownership

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                        PAK MAIL CENTERS OF AMERICA, INC.

                            AREA MARKETING AGREEMENT


     THIS AGREEMENT is made this ___ day of ________________, 20____, between PAK MAIL CENTERS OF AMERICA, INC., a Colorado corporation, with its principal offices at 7173 South Havana Street, Suite 600, Englewood, Colorado 80112
("Franchisor")   and   ___________________   ___________________________   whose
principal   address  is  ____________   ________________________________________
("Marketer"), who on the basis of the following understandings and in consideration of the following promises, agree as follows:


                            1. BACKGROUND AND PURPOSE

     1.1. The Franchisor has developed methods for establishing, operating and promoting stores offering a variety of packaging, shipping, crating, freight forwarding, mailing, communications and information services ("PAK MAIL Centers" or "Centers"). These methods feature the use and license of the service mark
"PAK MAIL" and related service marks and trademarks (all referred to in this Agreement as the "Marks") and the Franchisor's distinctive plans for the establishment, operation and promotion of PAK MAIL Centers and related licensed methods of doing business (the "Licensed Methods").

     1.2. The Franchisor grants to qualified individuals, or to entities with which such individuals are affiliated, the right and license to develop and operate Centers using the Marks and Licensed Methods.

     1.3. The Marketer desires to sell franchises for PAK MAIL Centers within a certain geographic area, and to develop, support and provide services to PAK MAIL Centers within such geographic area, under the terms and conditions which are contained in this Agreement ("Marketer Business" or "Business").

     1.4. The Franchisor is willing to grant the right to Marketer to sell franchises for PAK MAIL Centers and to provide site selection and support services to PAK MAIL Centers within a certain geographic area, under the terms and conditions which are contained in this Agreement.

                                 2 .DEFINITIONS

     2.1. Territory.

     "Territory" shall mean the geographical area described in Exhibit I attached hereto and incorporated herein by reference.

     2.2. Sales Year.

     "Sales Year" shall mean each 12-month period during the term of this Agreement, as defined in Exhibit I attached.


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     2.3. Franchise Agreement.

     "Franchise Agreement" shall mean the forms of agreements (including, without limitation, franchise agreement and any exhibits, riders, collateral assignments of lease or sublease, and personal guarantees used in connection therewith) used by the Franchisor from time to time in the granting of franchises for the ownership and operation of PAK MAIL Centers. Attached to this Agreement as Exhibit II and incorporated herein by reference, is the Franchisor's current form of Franchise Agreement. The Marketer acknowledges that the Marketer will use the Franchisor's then current form of franchise agreement and that the Franchisor, in its sole discretion, may from time to time modify or amend in any respect the form of franchise agreement and related agreements, including but not limited to, modifying fees customarily charged in granting PAK MAIL Center franchises.

     2.4. A.M. P.M. MOVERS Program.

     "A.M. P.M. MOVERS Program" shall mean the program that the Franchisor may offer to Franchisees of the Franchisor whereby local moving services for individuals and small business customers are either provided by the Franchisee or arranged by the Franchisee with a third party, using the A.M. P.M. MOVERS Mark. Those Franchisees approved to participate in the A.M. P.M. MOVERS Program must execute the Amendment to Franchise Agreement (A.M. P.M. MOVERS Program), the current form of which is attached to this Agreement as Exhibit III and incorporated herein by reference ("A.M. P.M. MOVERS Amendment"). The Marketer acknowledges that the Marketer will use the Franchisor's then current form of A.M. P.M. MOVERS Amendment and that the Franchisor, in its sole discretion, may from time to time, modify or amend in any respect the form of A.M. P.M. MOVERS Amendment.

     2.5. Franchisee.

     "Franchisee" shall mean any person, corporation, partnership or other entity that has entered into a Franchise Agreement with the Franchisor.

     2.6. System Manual.

     "System Manual" means the manuals, technical bulletins or other written materials covering the proper operating and marketing techniques of a Marketer Business and standards and specifications for implementing the Licensed Methods.

                             3. SCOPE OF APPOINTMENT

     3.1. Appointment of Marketer/Scope of Operations.

     The Franchisor appoints the Marketer as an "Area Marketer," and the Marketer agrees to perform its obligations in accordance with the terms and conditions of this Agreement, only within the Territory, to solicit prospective Franchisees for PAK MAIL Centers to be located in the Territory ("Sales
Services")  as  described  in  Section  9.3  below,   to  perform  certain  site
acquisition services and to render support and other services ("Support Services") to Centers located within the Territory as those services are described in Sections 9.4 and 9.5 below.


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     3.2. Rights and Limitations to Territory.

     The Franchisor will not establish and license any other area marketers to perform Sales Services or Support Services to Franchisees within the Territory; provided, however, that the Franchisor shall retain such rights in the Territory as described in Section 3.3 below.

     3.3. Franchisor's Reservation of Rights.

     The Marketer acknowledges that its franchise rights granted hereunder are nonexclusive and the Franchisor (on behalf of itself, its affiliates and designees), retains the rights, among others:

          a. to use, and to license others to use, the Marks and Licensed Methods for the operation of other area marketer businesses at any location outside of the Territory;

          b. to solicit prospective Franchisees and sell franchises for PAK MAIL Centers at locations within and outside of the Territory and on such terms and conditions as the Franchisor deems appropriate and to itself own and operate PAK MAIL Centers within the Territory;

          c. to use and license the use of other proprietary marks or methods in connection with the sale of products and services similar to those which Franchisees who operate PAK MAIL Centers sell, whether in alternative channels of distribution or in connection with the operation of packaging and mailing businesses which are the same as, or similar to, or different from PAK MAIL Centers, at any location, within and outside of the Territory, on any terms and conditions as the Franchisor deems advisable; and

          d. to use the Marks to identify services and products other than those sold by Franchisees who operate PAK MAIL Centers, to identify promotional and marketing efforts and related items, and to identify services and products similar to those offered by Franchisees who operate PAK MAIL Centers, made available through alternative channels of distribution, at any location, within and outside of the Territory.


                          4. FRANCHISE SALES PROCEDURES

     4.1. Sales Goals.

     The Marketer agrees that during the term of this Agreement, the Marketer will meet and maintain the franchise sales goals ("Sales Goals") set forth in
Exhibit I to this Agreement.


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     4.2. Franchise Registration and Disclosure.

     Neither the Marketer nor any employee or representative of the Marketer shall solicit prospective Franchisees of PAK MAIL Centers until the Franchisor has registered to sell franchises in the applicable jurisdiction and has provided the Marketer with the requisite documents, nor shall the Marketer, its employees or representatives, solicit Franchisees at any time when the Franchisor notifies the Marketer that its registration is not then in effect or its documents are not then in compliance with applicable law. If the Marketer's activities pursuant to this Agreement require the preparation, amendment, registration or filing of information or any disclosure or other documents, all requisite offering circulars, ancillary documents and registration applications shall be prepared and filed by the Franchisor or its designee, and registration secured before the Marketer may solicit prospective Franchisees of PAK MAIL Centers. Costs of such registration applicable to the Marketer shall be borne by the Marketer. In particular, the Marketer shall:

          a. prepare and forward to the Franchisor verified financial statements of the Marketer in such form and for such periods as shall be designated by the Franchisor, including audited financial statements if necessary and appropriate to comply with applicable legal disclosure, filing or other legal requirements;

          b. promptly provide all information reasonably required by the Franchisor to prepare all requisite offering circulars and ancillary documents for the offering of franchises throughout the Territory;

          c. execute all documents required by the Franchisor for the purpose of registering the Marketer and the Franchisor to offer franchises throughout the Territory; and

          d. pay to the Franchisor, or its designee, upon demand, the costs of registering and preparing those portions of all such offering circulars and ancillary documents which are applicable to the Marketer.

The Marketer agrees to review all information pertaining to the Marketer prepared to comply with legal requirements for selling franchises in the Territory and verify its accuracy if so requested by the Franchisor. The Marketer acknowledges that the Franchisor, its affiliates or its designees, shall not be liable to the Marketer for any errors, omissions or delays which may occur in the preparation of such materials.

     4.3. Advertising, Recruiting and Screening.

     The Marketer shall be responsible for advertising for, recruiting, screening and interviewing prospects for PAK MAIL Centers franchises within the Territory. The Marketer shall provide prospective Franchisees with written information regarding a PAK MAIL Center franchise approved by the Franchisor, or via the telephone, face-to-face meetings or by visiting other PAK MAIL Centers within the Territory. The Marketer shall submit each qualified applicant ("Applicant") for a PAK MAIL Center franchise to the Franchisor for approval. The Marketer further agrees that all Applicants submitted to the Franchisor by the Marketer, if an individual, or the Principal Owner of the Applicant, if the Applicant is not an individual, shall be individuals who are of good character, have adequate financial resources and meet the Franchisor's criteria for Franchisees or Principal Owners of Franchisees. A "Principal Owner" is defined in Section 7.1 below. Each application for a franchise received by the Marketer shall be submitted to the Franchisor with all information respecting the Applicant, the Principal Owner of the Applicant, if applicable, the Applicant's


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proposed  franchise   location,   if  known,  and  all  other  information  then
customarily required by the Franchisor concerning Applicants, including such financial statements and other information as the Franchisor may reasonably require. The Marketer shall assist the Applicant in the preparation of financial and other required information.

     4.4. Franchisor's Approval of Prospective Franchisees.

     By delivery of written notice to the Marketer, the Franchisor shall approve or disapprove Applicants to become PAK MAIL Center Franchisees. The Franchisor agrees to exert its best efforts to deliver such notification to the Marketer within 30 days after the later of: (a) receipt by the Franchisor of a complete application, financial statement and other materials regarding the Applicant requested by the Franchisor; or (b) the personal interview of Applicant by the Franchisor, if any. If the Franchisor, in its sole discretion, determines that the Applicant possesses sufficient financial and managerial capability and meets the other criteria then utilized by the Franchisor in the grant of franchises, the Franchisor shall offer to the Applicant a franchise for the operation of a PAK MAIL Center. The grant of the franchise shall be effected only upon and after the full execution of the then current Franchise Agreement by the Franchisor and the Applicant.

                          5. PAYMENTS TO THE FRANCHISOR

     5.1. Initial Area Marketing Fee.

     The initial area marketing fee ("Marketing Fee") payable to the Franchisor by the Marketer in consideration for the Marketer's appointment as exclusive Marketer within the Territory shall be calculated and set forth in the attached
Exhibit I. Unless otherwise agreed, the Marketing Fee is payable in full upon execution of this Agreement. The Marketing Fee is fully earned by the Franchisor upon receipt and is nonrefundable once paid. The Marketer acknowledges that the Marketing Fee does not include payment of any initial franchise fees for individual PAK MAIL Centers.

                        6. PAYMENTS TO THE AREA MARKETER

     6.1. Commissions on Sales Services.

     During the term of this Agreement, the Marketer shall be paid a commission based on a percentage of initial franchise fees paid by Franchisees for the purchase of a franchise for a PAK MAIL Center to be located within the Territory, upon fulfillment of the following conditions ("Franchise Sales Conditions"):

          a. The Franchisee shall have executed a Franchise Agreement with the Franchisor and an initial franchise fee shall have been paid and actually received by the Franchisor (the Franchisor shall not be deemed to have received any fees paid into escrow, if applicable, until such fees have actually been remitted to the Franchisor). If the Franchisee pays its initial franchise fee in whole or in part with a promissory note, then the Marketer shall be paid a commission on each payment after it has been received by the Franchisor;

          b. The sale for which the initial franchise fee has been paid shall not be a resale of any existing PAK MAIL Center, or any interest therein;

          c. The Franchisee shall have successfully completed the Franchisor's initial training program; and



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          d. The Marketer shall have complied with all other of its  obligations under this Agreement with respect to such sale and verified the same to the Franchisor, in writing in a form prescribed by the Franchisor. 0

     Commissions on Sales Services shall be paid to the Marketer in the amount of 40% of the total initial franchise fees paid to the Franchisor, payable to the Marketer within 45 days after the Franchise Sale Conditions have been fulfilled. The Marketer shall not receive any commission on Sales Services for PAK MAIL Centers owned and operated by the Franchisor, its affiliates or designees ("Company Owned Centers") in the Territory.

     6.2. Commissions on Transfers of Franchises.

     If, during the term of this Agreement, a PAK MAIL Center located within the Territory or an interest therein is resold to a different Franchisee and the sale results in the execution of a Franchise Agreement and the payment of a transfer fee, then the Marketer will not be paid a commission on any transfer fee paid to the Franchisor, but the Marketer will be paid Service Fees in accordance with Section 6.3 below.

     6.3. Service Fees.

     The Franchisor shall pay to the Marketer, within 45 days after the end of each month, a service fee ("Service Fee") consisting of 50% of the royalty fees ("Royalty Fees") that each Franchisee located in the Territory paid to the Franchisor during the applicable month pursuant to their Franchise Agreement. Royalty Fees do not include advertising fees. Notwithstanding the foregoing:

          a. If the Marketer has failed to conduct the quarterly inspections described in Section 9.5 below or failed to file a written report or failed to perform in any material respect the other services to be provided to Franchisees located in the Territory described in Article 9 below during any applicable month with respect to one or more Franchisees located in the Territory, the Marketer shall not be entitled to receive Service Fees with respect to such Franchisees for the period during which reports or services were not provided.

          b. The Marketer shall not be entitled to share or receive any Service Fees from any fees paid to the Franchisor by Franchisees in the Territory prior to the time the Marketer completes the initial Marketer training program and commences full performance of the services set forth in Article 9 of this Agreement.

          c. If there are franchised Centers operating in the Territory at the time the Marketer signs this Agreement, then the Marketer shall receive Service Fees from those Centers during the term of this Agreement.

          d. The Marketer shall not receive any Service Fees with respect to any PAK MAIL Centers in the Territory owned and operated by the Franchisor or its affiliates, unless those Centers are operating under Franchise Agreements and pay Royalty Fees to the Franchisor.



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     6.4. Application of Payments.

     The Franchisor's payments to the Marketer shall be based on amounts actually collected from Franchisees, not on payments accrued, due or owing. In the event of termination of a Franchise Agreement for a PAK MAIL Center within the Territory under circumstances entitling the Franchisee to the return of all or part of the initial franchise fee or Royalty Fees (or in the event that the Franchisor becomes legally obligated or decides in its sole discretion, to return part or all of the initial franchise fee or Royalty Fees), the Franchisor may deduct the portion of the amount to be returned to Franchisee in the same proportion as the Marketer shared in the initial franchise fee or Royalty Fees from any future amounts owed the Marketer. The Franchisor shall apply any payments received from a Franchisee to any past due indebtedness of that Franchisee for Royalty Fees, advertising contributions, purchases from the Franchisor or its affiliates, interest or any other indebtedness of that Franchisee to the Franchisor or its affiliates. To the extent that such payments are applied to a Franchisee's overdue Royalty Fee payments, the Marketer shall be entitled to its pro rata share of such payments, less its pro rata share of the costs of collection paid to third parties.

     6.5. Setoffs.

     The Marketer shall not be allowed to set off amounts owed to the Franchisor for fees or other amounts due hereunder, against any monies owed to the Marketer by the Franchisor, which right of set off is hereby expressly waived by the Marketer. The Franchisor shall be allowed to set off amounts owed to the Marketer for commissions, Service Fees or other amounts due hereunder, against any monies owed to the Franchisor by the Marketer, including, setting off amounts owed to the Marketer for commissions or Service Fees against monies owed to the Franchisor for commissions on Sales Services which were paid to the Marketer before the Franchisee failed to successfully complete the Franchisor's initial training program.

                             7. TRAINING ASSISTANCE

     7.1. Area Marketer Training.

     Within 90 days after the date of execution of this Agreement, the Franchisor shall furnish, and the Marketer (or if the Marketer is a partnership, corporation, or other entity, an individual designated by the Marketer who owns at least 25% of the ownership interest in the Marketer and who has been approved by the Franchisor, who shall be designated as the "Principal Owner") shall attend, at the Marketer's sole cost and expense, an initial training program, to consist of the training program applicable to the Franchisor's Franchisees and such further training which may include topics such as marketing, franchise sales, franchise law compliance, site selection and store opening procedures, as the Franchisor in its sole discretion deems advisable, furnished at such place and time as the Franchisor may designate.

     7.2. Length of Training.

     The first portion of the initial Marketer training program will last up to twelve days and will consist of the initial training program applicable to the Franchisor's Franchisees. The second portion of the initial Marketer training consists of up to 3 days of on the job instruction at the Marketer's Business location. Other than the Marketing Fee, no tuition or fee shall be charged for the initial training. However, the Marketer shall be responsible for all travel and living expenses which are incurred in connection with attendance at the initial training program.

     7.3. Additional Training.

     The initial training program will be made available to replacement or additional Principal Owners and other management personnel during the term of this Agreement. The Franchisor reserves the right to charge a tuition or fee in an amount payable in advance, commensurate with the then current published prices of the Franchisor for such training. The Marketer will be responsible for all travel and living expenses incurred by its personnel in connection with attendance at the training program. Further, the availability of the training programs will be subject to space considerations and prior commitments to new PAK MAIL Franchisees and Marketers.

     7.4. Seminars and Ongoing Training.

     From time to time, the Franchisor may present seminars, conventions or continuing development programs for the benefit of the Marketer. The Marketer or its Principal Owner shall be required to attend any ongoing mandatory seminars, industry conventions or programs as may be offered by the Franchisor. The Franchisor shall give the Marketer at least 30 days prior written notice of any seminar, convention or program which is deemed mandatory. The Franchisor will not require that the Marketer attend any ongoing training more often than a total of five working days each calendar year. The Marketer will be responsible for all travel and living expenses which are associated with attendance at any ongoing training program.

                      8. FRANCHISOR'S OPERATING ASSISTANCE

     8.1. System Manual.

     The Franchisor shall, in addition to the Marketer training program, loan to the Marketer during the term hereof one copy of its System Manual to assist the Marketer and its employees in the conduct of the Business contemplated by this Agreement. The Franchisor may prescribe mandatory and suggested standards and operating procedures for the Marketer in the System Manual, which may be modified from time to time by the Franchisor. The Marketer shall keep its copy of the System Manual current. In the event of a dispute relating to the System Manual, the master copy that the Franchisor maintains at its principal office shall be controlling. The Marketer may not at any time copy any part of the System Manual, unless approved in writing by the Franchisor. In the event the Marketer's copy of the System Manual is lost, destroyed or damaged, the Marketer shall be obligated to obtain from the Franchisor, at the Franchisor's then applicable charge, a replacement copy of the System Manual. The System Manual and other writings communicated to the Marketer shall constitute material provisions of this Agreement as if fully set forth herein.

     8.2. Operating Assistance.

     The Franchisor will make available the following services during the term of this Agreement:

          a. Upon the reasonable request of the Marketer, consultation by telephone regarding advice related to franchise sales, Franchisee support and assistance; and

          b. Access to franchise sales advertising and promotional materials as may be developed by the Franchisor, which reasonable cost may be passed on to the Marketer at the Franchisor's option.

                         9. AREA MARKETER'S OBLIGATIONS

     9.1. Hiring and Training of Employees of Area Marketer.

     The Marketer shall hire all of the Marketer's employees, shall be exclusively responsible for the terms of their employment and compensation and shall implement a training program for employees to ensure their compliance with the Franchisor's requirements; provided that the Marketer shall not employ any person whom the Franchisor, in its sole discretion, has determined to be unfit to represent the Franchisor in the marketing of PAK MAIL Center franchises or in furnishing services to Franchisees.

     9.2. Commencement of Business.

     Unless otherwise agreed to in writing by the Franchisor and the Marketer, the Marketer has 120 days from the date of this Agreement within which to complete its initial training and commence operation of its PAK MAIL Marketer Business. The Franchisor will extend the time within which the Marketer has to commence operations for a reasonable period of time, in the event that factors beyond the Marketer's reasonable control prevent the Marketer from meeting this development schedule, so long as the Marketer has made reasonable and continuing efforts to comply and the Marketer requests in writing, an extension of time in which to have its Business established before the development period lapses. The obligations of the Marketer, including Sales Services, shall commence at the earlier of the date the Marketer or its Principal Owner has satisfactorily completed the Franchisor's initial training program or 120 days from the date of this Agreement.

     9.3. Sales Services.

     The Marketer shall solicit and identify prospective franchisees for PAK MAIL Centers to be located within the Territory.

     9.4. Pre-Opening Support Services.

     The Marketer shall perform the following pre-opening Support Services on behalf of the Franchisor with respect to Franchisees of PAK MAIL Centers located in the Territory:

          a. Assist with Center location selection for each Franchisee, which shall consist of providing each Franchisee with criteria for a satisfactory site and assisting each Franchisee in completing a site report (containing such demographic, commercial and other information and photographs as the Franchisor may reasonably require) for each location at which the Franchisee proposes to establish and operate a PAK MAIL Center and which Marketer reasonably believes conform to the Franchisor's site selection criteria;

          b. At the Franchisor's request, travel to the Franchisee's proposed site(s) for its PAK MAIL Center, evaluate each proposed site and submit a report to the Franchisor on the condition of each proposed site;

          c. Provide information about required, recommended or acceptable terms and conditions to be included in the Franchisee's lease for the Center premises;

          d. To the extent required by the Franchisor, assist a Franchisee in securing financing;

          e. Provide standards and specifications for the build out, interior design, layout, floor plan, signs, designs, color and decor of the Center as prescribed from time to time by the Franchisor;

          f. Travel to each PAK MAIL Center located in the Territory during its first week of operation and provide not fewer than 24 hours of on-site assistance to the Franchisee; and

          g.  Provide   guidance  in  implementing   advertising  and  marketing
     programs, operating and sales procedures and bookkeeping and accounting programs.

     9.5. Ongoing Support Services.

     With respect to Franchisees of PAK MAIL Centers located in the Territory, the Marketer shall perform the following ongoing Support Services on behalf of the Franchisor:

          a. Initiate not fewer than two consultations by telephone with each Franchisee each month regarding the continuing operation and management of the Center and advise the Franchisee regarding services offered and related issues;

          b. Conduct seminars for Franchisees to provide on-going updates of information regarding new services and products, the shipping business in general, marketing and business techniques and updated Licensed Methods, including without limitation, information about new services or special programs of the Franchisor, such as the A.M. P.M. MOVERS Program;

          c. Provide advice and assistance to the Franchisee in connection with the development of and improvements to the Franchisee's Center;

          d. Conduct at least one on-site inspection of each PAK MAIL Center in the Territory every calendar quarter in the manner as required by the Franchisor from time to time, said inspections to be verified by written reports;

          e. Provide access to advertising and promotional materials as may be developed by the Franchisor from time to time and assist Franchisees in implementing advertising and promotional campaigns;

          f.  At  the  Franchisor's  written  request,   establish  a  toll-free
     telephone number for all PAK MAIL Centers located in the Territory to consult with Franchisees during regular business hours;

          g. Submit monthly reports to the Franchisor on activities in the Territory, using procedures and forms prescribed and supplied by the Franchisor; and

          h. Use best efforts to cause Franchisees in the Territory to timely pay all amounts due to the Franchisor and collect past due amounts from Franchisees.

     9.6. Compliance with Franchise Agreement.

     The Marketer acknowledges that the Franchisor is delegating certain of its responsibilities to Franchisees in the Territory to the Marketer. The responsibilities to Franchisees are to be performed by the Marketer as described herein or as may in the future be set forth in the System Manual or other reasonable standards and specifications as may be provided by the Franchisor from time to time, and the Marketer's responsibilities to Franchisees will not materially change during the term of this Agreement. In the performance of services to Franchisees operating PAK MAIL Centers located in the Territory, the Marketer shall in all respects comply with the terms and conditions of any Franchise Agreement or other agreement in effect between the Franchisee and the Franchisor. The Marketer understands, however, that its rights as an area marketer are only by virtue of this Agreement and that it is not in any manner a party, third party beneficiary or holder of any other right, title or interest in or to any Franchise Agreement, unless it is a Franchise Agreement in which the Marketer is the Franchisee.

     9.7. Area Marketer's Inspections.

     The Marketer shall ascertain through field audits, reviews and inspections, that each Franchisee in the Territory has complied satisfactorily with all of the terms and conditions of the Franchise Agreement, specifications, standards, operating procedures, and the Franchisee Operations Manual, and shall promptly notify the Franchisee in writing, with a copy and evaluation report to the Franchisor, of any deficiencies; provided, however, the Marketer understands and acknowledges that its inspections and reports are advisory only and that the Franchisor shall have: (a) all of the rights to inspect and ascertain compliance of all Franchisees as if this Agreement were not in effect; (b) the sole right to send notices of default to the Franchisee; (c) the sole right to terminate a Franchise Agreement for failure to cure such defaults (if an opportunity to cure is granted); and (d) the sole right to take any legal action with respect to any default or any violation of a Franchise Agreement. If the Marketer believes that any Franchisee in the Territory has breached a Franchise Agreement with the Franchisor, the Marketer shall document in writing all facts related to the alleged breach and shall request in writing that the Franchisor investigate such alleged breach. If, as a result of the Franchisor's investigation, the Franchisor determines that there is a breach by the Franchisee of its Franchise Agreement with the Franchisor, the Franchisor shall, in its sole discretion, take such action as it deems appropriate.

                                    10. MARKS

     10.1. Ownership and Goodwill of Marks.

     The Marketer acknowledges that its rights to use the Marks are derived solely from this Agreement, unless such rights are granted under a separate written agreement with the Franchisor, and are limited to operating as a Marketer pursuant to and in compliance with this Agreement. Any unauthorized use of the Marks by the Marketer shall constitute a breach hereof and an infringement of the Franchisor's rights in and to the Marks. The Marketer acknowledges and agrees that its usage of the Marks and any goodwill established thereby shall inure to the Franchisor's exclusive benefit and that this Agreement does not confer any goodwill or other interest in the Marks upon the Marketer.

     10.2. Limitations on Use.

     The Marketer shall not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to the Marketer hereunder), or in any modified form, nor may the Marketer use any Mark in connection with unauthorized services or products or in any other manner not expressly authorized in writing by the Franchisor. The Marketer agrees to give such notices of trademark and service mark registration as the Franchisor specifies and to use and obtain such fictitious or assumed name registrations as may be required by the Franchisor or under applicable law. The Marketer further agrees that no service mark other than "PAK MAIL" or such other Marks as may be specified by the Franchisor shall be used in the marketing, promotion or operation of the Marketer's Business. Except as may be permitted in the System Manual, the Marketer agrees not to use any of the Marks as part of an electronic mail address or on any sites on the Internet or on the World Wide Web and the Marketer agrees not to use or register any of the Marks as a domain name on the Internet.

     10.3. Discontinuance of Use of Marks.

     If it becomes advisable at any time, in the Franchisor's sole discretion, for the Franchisor and/or the Marketer to modify or discontinue use of any Mark and/or use one or more additional or substitute trade or service marks, the Marketer agrees, at its own expense, to comply with the Franchisor's directions to do so within a reasonable time after notice thereof.

     10.4. Notification of Infringements and Claims.

     The Marketer shall immediately notify the Franchisor of any possible infringement of or challenge to the Marketer's use of any Mark or copyrighted work, or claim by any person of any rights in any Mark or copyrighted work, and the Marketer shall not communicate with any person other than the Franchisor or its counsel in connection with any such matter. The Marketer may not settle any claim without the Franchisor's written consent. The Franchisor shall have sole discretion to take such action as it deems appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark or copyrighted work. The Marketer agrees to execute any and all instruments and documents, render such assistance and perform such acts as, in the opinion of the Franchisor's counsel, may be necessary or advisable to protect and maintain the Franchisor's interest in the Marks and in its copyrighted works.

     10.5. Indemnification.

     The Franchisor agrees to indemnify the Marketer against and to reimburse the Marketer for all damages for which the Marketer is held liable in any proceeding arising out of its authorized use of any Mark or copyrighted work pursuant to and in compliance with this Agreement and for all costs reasonably incurred by the Marketer in defending any such claim or any proceeding in which the Marketer is named as a party, provided that the Marketer has timely notified the Franchisor of such claim or proceeding and has otherwise complied with this Agreement. The Franchisor, at its option, shall be entitled to defend and control the defense of any proceeding arising out of the Marketer's use of any Mark or copyrighted work pursuant to and in compliance with this Agreement.

                          11. CONFIDENTIAL INFORMATION

     11.1. Confidential Information.

     The  Franchisor  possesses  certain  proprietary  confidential  information consisting of the methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales and promotion techniques and knowledge of and experience in the operation and franchising of PAK MAIL Centers (the "Confidential Information"). The Franchisor shall disclose the Confidential Information to the Marketer in the training program, the System Manual and in guidance furnished to the Marketer during the term hereof. The Marketer will not acquire any interest in the Confidential Information, other than the right to utilize it in the Territory in the execution of the Marketer's duties hereunder during the term of this Agreement, and the Marketer acknowledges that the use or duplication of the Confidential Information in any other business venture would constitute an unfair method of competition. The Marketer acknowledges and agrees that the Confidential Information is proprietary, includes trade secrets of the Franchisor and is disclosed to the Marketer solely on the condition that the Marketer agrees, and the Marketer (and its shareholders, officers, directors, partners, members, managers and equivalents if the Marketer is an entity) does hereby agree that the Marketer:
(a) shall not use the Confidential Information in any other business or capacity; (b) shall maintain the absolute confidentiality of the Confidential Information during and for two years after the term of this Agreement; (c) shall not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and (d) shall adopt and implement all reasonable procedures prescribed from time to time by the Franchisor to prevent unauthorized use or disclosure of the Confidential Information. The Marketer agrees that the Franchisor shall have the perpetual right to use and authorize other PAK MAIL Center Franchisees and area marketers to use, and the Marketer shall fully and promptly disclose to the Franchisor, all ideas, concepts, methods and techniques relating to the development and/or operation of a PAK MAIL Center or the Marketer's activities howsoever conceived or developed by the Marketer and/or its employees and/or the franchised PAK MAIL Centers serviced by the Marketer during the term of this Agreement. The Marketer acknowledges that any such ideas, concepts, methods and techniques shall be the property of the Franchisor and the Franchisor may utilize or disclose such information to Franchisees or other persons as it determines to be appropriate.

     11.2. Confidentiality and Noncompetition Agreement.

     The Franchisor reserves the right to require that the Marketer cause each of its shareholders, officers, directors, partners, employees, members, managers and equivalents, or if the Marketer is an individual, the Marketer's spouse, to execute a Confidentiality and Noncompetition Agreement in a form approved by the Franchisor.

                           12. EXCLUSIVE RELATIONSHIP

     12.1. Exclusive Relationship.

     The Franchisor is entering into this Agreement with the Marketer on the condition that the Marketer will deal exclusively with the Franchisor. The Marketer acknowledges and agrees that the Franchisor would be unable to protect its Confidential Information and would be unable to encourage a free exchange of ideas and information among area marketers and the Franchisor if area marketers were permitted to hold interests in any Competitive Business, as defined below. The Marketer therefore agrees that, during the term hereof, neither the Marketer, the Marketer's officers, directors, shareholders, members, managers, partners or equivalents who participate in the management of the Marketer, nor the Marketer's spouse or Principal Owner, if applicable, shall:

          a. have any direct or indirect interest as a disclosed or beneficial owner in a "Competitive Business," which shall be defined as a business operating or granting franchises or licenses to others to operate, a packaging, crating, freight forwarding and/or mailing business or any similar business deriving more than 10% of its gross receipts (excluding PAK MAIL Centers operated under Franchise Agreements with the Franchisor) from the sale of packaging and mailing products or services;

          b. have any direct or indirect controlling interest as a disclosed or beneficial owner in a Competitive Business;

          c. perform services as a director, officer, manager, employee, consultant, representative, agent or the equivalent for a Competitive Business; or

          d. divert or attempt to divert any business related to, or any customer or account of, the Marketer's Business, the Franchisor's business or any other PAK MAIL area marketer's or Franchisee's business, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of the Franchisor or another area marketer or Franchisee licensed by the Franchisor, to any Competitive Business by any direct inducement or otherwise.

Notwithstanding the foregoing, the Marketer shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent 2% or less of that class of securities issued and outstanding.


                             13. OPERATING STANDARDS

     13.1. Standards of Service.

     The Marketer shall at all times give prompt, courteous and efficient service to PAK MAIL Center Franchisees in the Territory. The Marketer shall, in all dealings with Franchisees, prospective franchisees and the public, adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

     13.2. Compliance with Laws and Good Business Practices.

     The Marketer shall secure and maintain in force all required licenses, permits and certificates relating to the Marketer's activities hereunder and shall operate in full compliance with all applicable laws, ordinances and regulations. The Marketer acknowledges being advised that many jurisdictions have enacted laws concerning the advertising, sale, renewal, termination and continuing relationship between parties to a franchise agreement, including without limitation, laws concerning disclosure requirements. The Marketer agrees promptly to become aware of, and to comply with, all such laws and legal requirements in force in the Territory and to utilize only offering circulars that the Franchisor has approved for use in the applicable jurisdiction.

     13.3. Accuracy of Information.

     Before it offers or sells any franchise, the Marketer shall each time take reasonable steps to confirm that the information contained in any written materials, agreements and other documents related to the offer or sale of franchises is true, correct and not misleading at the time of such offer or sale, and the offer or sale of such franchise will not at that time be contrary to or in violation of any applicable state law related to the registration of the franchise offering. The Franchisor shall provide the Marketer with any changes to its disclosure documents and other agreements on a timely basis, and shall, upon request, provide the Marketer with confirmation that the information contained in any written materials, agreements or documents being used by the Marketer is true, correct and not misleading, except for information specifically relating to disclosures regarding the Marketer. If the Marketer notifies the Franchisor of an error in any information in the Franchisor's documents, the Franchisor shall have a reasonable period of time to attempt to correct any deficiencies, misrepresentations or omissions in such information.

     13.4. Notification of Litigation.

     The Marketer  shall notify the Franchisor in writing within five days after
(i) the commencement of any action, suit, proceeding or investigation; and (ii) the issuance of any order, writ, injunction, award or decree, by any court, agency or other governmental body, which concerns the operation or financial condition of the Marketer, the Marketer's Business or any Franchisee in the Territory.

     13.5. Ownership and Management of Business.

     The Marketer's Business shall at all times be under the direct, day-to-day, full-time supervision of the Marketer (or, if the Marketer is a partnership, corporation, limited liability company or other entity, the Principal Owner who shall have been approved by the Franchisor and who shall have satisfactorily completed the Franchisor's training program). The Marketer shall at all times during the term of this Agreement own and control the Business authorized hereunder. Upon the request of the Franchisor, the Marketer shall promptly provide satisfactory proof of such ownership. The Marketer represents that the Statement of Ownership, attached to this Agreement as Exhibit V and incorporated herein by reference, is true, complete, accurate and not misleading. The Marketer shall promptly provide the Franchisor with written notification if the information contained in the Statement of Ownership changes at any time during the term of this Agreement and shall comply with the applicable transfer provision contained in Article 15 of this Agreement. If the Marketer is not an individual, an individual or individuals designated by the Franchisor shall execute the Guaranty and Assumption of Area Marketer's Obligations attached hereto as Exhibit IV and incorporated herein by reference.

     13.6. Conflicting Interests.

     The Marketer shall at all times faithfully, honestly and diligently perform its obligations hereunder and continuously exert its best efforts to promote, enhance and service PAK MAIL Centers in the Territory. The Marketer shall not engage in any other business or other activity, directly or indirectly, that requires any significant management responsibility, time commitments, or otherwise may conflict with the Marketer's obligations hereunder, without the prior written approval of the Franchisor.

     13.7. Insurance.

     The Marketer shall at all times during the term of this Agreement maintain in force, at the Marketer's sole expense, comprehensive, public and motor vehicle liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Marketer's Business under this Agreement. Such insurance coverage shall be maintained under one or more policies of insurance containing minimum liability protection of $1,000,000 per occurrence for bodily and personal injury and death and $500,000 per occurrence for property damage. All such insurance policies shall be issued by insurance carriers acceptable to the Franchisor. All of the required insurance policies shall name the Franchisor as an additional insured, contain a waiver of the insurance company's right of subrogation against the Franchisor and provide that the Franchisor will receive 30 days' prior written notice of termination, expiration or cancellation of any such policy. The Franchisor has the right to change the minimum amount of insurance the Marketer is required to maintain by giving the Marketer prior reasonable notice, giving due consideration to what is reasonable and customary in similar businesses.

     13.8. Proof of Insurance Coverage.

     The Marketer will provide proof of insurance to the Franchisor prior to commencement of operations of its Marketer Business. This proof will show that the insurer has been authorized to inform the Franchisor in the event any policies lapse or are cancelled. The Marketer shall submit to the Franchisor annually a copy of the certificates or other evidence of the renewal or extension of each required insurance policy. Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement; and in the event of any lapse in insurance coverage, in addition to all other remedies, the Franchisor shall have the right to demand that the Marketer cease operations of the Marketer Business until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to the Marketer. The Marketer's obligation to obtain and maintain required insurance policies shall not be limited in any way by reason of any insurance maintained by the Franchisor, nor shall the Marketer's compliance with the insurance provisions in this Agreement relieve the Marketer of its obligations under Section 18.4 of this Agreement.

     13.9. Advertising in Territory.

     The Marketer is required to spend during each calendar quarter a certain specified amount ("Advertising Expenditure") to advertise and promote the offer and sale of franchises for PAK MAIL Centers in the Territory. The amount of the Advertising Expenditure shall be designated in Exhibit I attached hereto. The Marketer shall submit to the Franchisor an accounting of its Advertising Expenditures within 20 days following the end of each calendar quarter during the term of this Agreement. The Franchisor reserves the right to withhold the payment of Service Fees due to the Marketer for any calendar quarter until such time as the Franchisor receives the Marketer's Advertising Expenditure report for all previous quarters. All advertising and promotion by the Marketer shall be completely factual and conform to the highest standards of ethical advertising. The Marketer agrees to refrain from any business or advertising practice that may be injurious to the Franchisor, the goodwill associated with the Marks or PAK MAIL Centers.

     13.10. Approval of Advertising.

     Prior to their use by the Marketer, samples of all advertising and promotional materials not prepared or previously approved by the Franchisor, including, without limitation, Internet advertising on the World Wide Web or other similar network, shall be submitted to the Franchisor for approval, which approval shall not be unreasonably withheld. If written disapproval is not received by the Marketer within 15 business days from the Franchisor's receipt of proposed advertising materials, the Franchisor shall be deemed to have given its approval. The Marketer shall not use any advertising or promotional materials that the Franchisor has disapproved. The Marketer acknowledges and understands that certain states require the filing of franchise sales advertising materials with the appropriate state agency prior to dissemination. The Marketer agrees to fully and timely comply with such filing requirements at the Marketer's own expense unless such advertising has been previously filed with the state by the Franchisor.

     13.11. Accounting, Bookkeeping and Records.

     The Marketer shall maintain at its Business premises in the Territory all original invoices, receipts, checks, contracts, licenses, acknowledgement of receipt forms and bookkeeping and business records as the Franchisor may require from time to time. The Marketer shall furnish to the Franchisor, within 90 days after the end of the Marketer's fiscal year, a balance sheet and profit and loss statement for the Marketer's Business for such year (or monthly or quarterly statements if required by the Franchisor, in which case such statements shall also reflect year-to-date information). In addition, upon request of the Franchisor, within 10 days after such returns are filed, exact copies of federal and state income, sales and any other tax returns and such other forms, records, books and other information as the Franchisor may periodically require regarding the Marketer's Business shall be furnished to the Franchisor. The Marketer shall maintain all records and reports of the Business conducted pursuant to this Agreement for at least two years after the date of termination or expiration of this Agreement.

     13.12. Reports.

     The Marketer shall, as often as required by the Franchisor, deliver to the Franchisor a written report of its Business activities during such periods as required in Sections 9.4, 9.5 and 9.7 above, in such form and in such detail as the Franchisor may from time to time specify, including information about efforts to solicit prospective Franchisees, the status of pending real estate transactions and the status of the Centers in the Territory. The Marketer shall, as often as required by the Franchisor, during the term of this Agreement, deliver to the Franchisor the field inspection reports required in Section 9.5 above, for each Franchisee-owned Center in the Territory, in such form and in such detail as the Franchisor may from time to time specify.

     13.13. Late Charges.

     The Franchisor reserves the right to automatically assess a $50 late charge for any report or financial statement required under the terms of this Agreement which is not timely filed by the Marketer. Such late charge shall continue to accrue each month that the late report or financial statement remains unfiled and shall be due and payable in full upon demand by the Franchisor. In the event any late charge is not paid upon demand, the Franchisor may elect to pursue all of its available remedies.

     13.14. Compliance with Third Party Agreements.

     The Marketer shall comply with all agreements with third parties related to the Marketer Business including, in particular, all provisions of any premises lease.

                           14. INSPECTIONS AND AUDITS

     14.1. Inspections and Audits.

     To determine whether the Marketer is complying with this Agreement, the Franchisor or its designee shall have the right at any time during normal business hours, and without prior notice to the Marketer, to enter onto the premises in which the Marketer is then keeping its business records and inspect, and conduct an audit of, the business records, bookkeeping and accounting records, invoices, payroll records, time cards, check stubs, bank deposits, receipts, sales tax records and returns and other business records and documents of the Marketer's Business. The Marketer and its employees shall fully cooperate with representatives of the Franchisor making, conducting, supervising or observing any such inspection or audit. Marketer must purchase certain office equipment that meets the Franchisor's standards and specifications, including a facsimile machine, a separate phone line dedicated to the Business, and pay an annual fee for access to the Franchisor's electronic mail network to facilitate the Franchisor's communication with the Marketer and among all Marketers and Franchisees. At the Franchisor's request, the Marketer will purchase computer equipment and software according to the Franchisor's standards and specifications, to allow the Franchisor unlimited electronic access to the Marketer's Business records. The Marketer must have access to the internet in order to receive and send electronic mail messages on the Franchisor's electronic mail network.

                                  15. TRANSFERS

     15.1. Transfers by the Franchisor.

     This Agreement is fully transferable by the Franchisor and shall inure to the benefit of any transferee or other legal successor to the Franchisor's interests herein.

     15.2. Transfers by the Marketer.

     The Marketer agrees that the rights and duties created by this Agreement are personal to the Marketer (or its officers, directors, shareholders, managers, members, partners or equivalents if the Marketer is an entity) and that the Franchisor has entered into this Agreement in reliance upon the
Franchisor's perceptions of the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of the Marketer (or its officers, directors, shareholders, members, managers or partners). Accordingly, without the prior written consent of the Franchisor, which consent will not be unreasonably withheld, neither this Agreement (or any interest therein), nor any of the assets of the Business, nor any part or all of the ownership of the Marketer may be transferred. Any unauthorized transfer shall constitute a breach hereof and be void and of no effect. As used in this
Agreement, the term "transfer" shall mean and include the voluntary, involuntary, direct or indirect assignment, sale, subfranchise, gift or other disposition by the Marketer (or any of its owners) of any interest in: (1) this Agreement; (2) 30% or more of the ownership interests in the Marketer; or (3) the assets of the Business.

     15.3. Conditions for Approval of Transfer.

     If the Marketer (and its officers, directors, managers, owners and equivalents if the Marketer is an entity) is in full compliance with this Agreement, the Franchisor shall not unreasonably withhold its approval of a transfer that meets all the applicable requirements of this Section. The proposed transferee and its officers, directors, managers and owners must be individuals of good moral character and otherwise meet the Franchisor's then applicable standards for area marketers. If the transfer is of this Agreement, a 30% or more ("Controlling Interest") interest in the Marketer, or all or a substantial portion of the assets of the Business, or is one of a series of transfers which in the aggregate constitute the transfer of this Agreement, a Controlling Interest in the Marketer or all or a substantial portion of the assets of the Business, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

          a. The transferee shall have sufficient business experience, aptitude and financial resources to act as a Marketer, agree to be bound by all of the terms and conditions of this Agreement and the transferee and/or its Principal Owner must have completed the Franchisor's training program to the Franchisor's satisfaction;

          b. The Marketer shall have paid all fees due hereunder, all amounts owed for purchases from the Franchisor and all other amounts owed to the Franchisor or its affiliates and third party creditors and submit to the Franchisor all required reports and statements;

          c. The Marketer or the transferee shall have paid the Franchisor a transfer fee in the amount of $2,500 to defray expenses the Franchisor incurs in connection with the transfer;

          d. The Marketer (and/or its transferring owners) shall have executed a general release, in form satisfactory to the Franchisor, of any and all claims against the Franchisor and its affiliates and their respective officers, directors, employees and agents;

          e. The transferee shall have executed an Area Marketing Agreement in the form then currently offered by the Franchisor, the term of which will end on the expiration date of this Agreement, and which shall supersede this Agreement in all respects. The Marketer acknowledges that the terms of a new Area Marketing Agreement may differ from the terms of this Agreement;

          f. The Franchisor shall have approved the material terms and conditions of such transfer, including, without limitation, that the price and terms of payment are not so burdensome as to affect adversely the transferee's business as a Marketer of the Franchisor;

          g. If the Marketer (and/or the transferring owners) finances any part of the sale price of the transferred interest, the Marketer and/or its owners shall have agreed that all obligations of the transferee under any promissory notes, agreements or security interests shall be subordinate to the transferee's obligations to pay fees, and other amounts due to the Franchisor, its affiliates and designees and otherwise to comply with this Agreement; and

          h. The Marketer (and/or its transferring owners) shall have executed a noncompetition covenant in favor of the Franchisor and the transferee with terms the same as those set forth in Section 17.5 below.

     15.4. Transfer to an Entity.

     If the Marketer is in full compliance with this Agreement, the Marketer may transfer this Agreement to a corporation or other entity in which the Marketer owns all of the ownership interest, with the Franchisor's prior written approval, which approval shall not be unreasonably withheld. The transfer fee described in Section 15.3(c) above will be waived by the Franchisor and all owners of such entity shall sign a Guaranty and Assumption of the Area Marketer's Obligations, attached hereto as Exhibit IV.

     15.5. Franchisor's Approval of Transfer.

     The Franchisor has 30 days from the date of the written notice to approve or disapprove in writing, of the Marketer's proposed transfer. Written notice shall mean and include all documentation necessary to evaluate the transferee. The Marketer acknowledges that the proposed transferee shall be evaluated for approval by the Franchisor based on the same criteria as is currently being used to assess new marketers of the Franchisor and that the proposed transferee shall be provided, if appropriate, with such disclosures as may be required by state or federal law.

     15.6. Death or Disability of Area Marketer.

     Upon the death or permanent disability of the Marketer (or a Principal Owner of or the owner of a Controlling Interest in the Marketer), the executor, administrator, conservator, guardian or other personal representative of such person shall transfer his or her interest in this Agreement or such interest in the Marketer to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed six months from the date of death or permanent disability, and shall be subject to all the terms and conditions applicable to transfers contained in this Article. Failure to transfer the interest in this Agreement or such interest in the Marketer within said period of time shall constitute a breach of this Agreement. For purposes hereof, the term "permanent disability" shall mean a mental or physical disability, impairment or condition that prevents the Marketer, a Principal Owner or an owner of a Controlling Interest in the Marketer from performing the essential functions of the Marketer.

                             16. TERM AND EXPIRATION

     16.1. Term.

     The term of this Agreement is for a period of 5 years from the date of this Agreement, unless sooner terminated as provided herein.

     16.2. Continuation.

     If, for any reason, the Marketer continues to operate the Business beyond the term of this Agreement or any subsequent renewal period, it shall be deemed to be on a month-to-month basis under the terms of this Agreement and subject to termination upon 30 days notice or as required by law. If said holdover period exceed 90 days, this Agreement is subject to immediate termination unless applicable law requires a longer period. Upon termination after any holdover period, the Marketer and those in active concert with the Marketer, including family members, officers, directors, partners and managing agents, are subject to the terms of Articles 11 and 12 and Sections 17.3, 17.4 and 17.5 of this Agreement and all other applicable post-termination obligations contained in this Agreement.

     16.3. Rights Upon Expiration.

     At the end of the initial term, the Marketer shall have the option to renew its area marketer rights for an additional term as set forth in the then current form of Area Marketing Agreement, by acquiring successor area marketer rights, if the Franchisor authorizes a successor area marketer franchise in accordance with Section 16.3 below, and if the Marketer:

          a. At least 60 days prior to expiration of the term, executes the form of Area Marketing Agreement then in use by the Franchisor. The Marketer acknowledges that such agreement may contain terms which are materially different from those in this Agreement, including commission percentages and territories;

          b. Has complied with all provisions of this Agreement during the current term, including the payment on a timely basis of all fees due hereunder. "Compliance" shall mean, at a minimum, that the Marketer has not received written notification from the Franchisor of breach hereunder more than three times during the term hereof;

          c.  Executes  a  general  release,  in  a  form  satisfactory  to  the
     Franchisor, of any and all claims against the Franchisor and its affiliates, and their respective officers, directors, employees, successors, assigns and agents arising out of or relating to this Agreement; and

          d. Has agreed with the Franchisor on new Sales Goals for the additional term at least 60 days prior to expiration of the term.

     16.4. Exercise of Option for Successor Area Marketer Rights.

     The Marketer may exercise its option for successor area marketer rights by giving written notice of such exercise to the Franchisor not less than 120 days nor more 180 days prior to the scheduled expiration of this Agreement. The Marketer's successor area marketer rights shall become effective by signing the Area Marketing Agreement then currently being offered by the Franchisor; however, if the Marketer fails to sign the general release and the Area Marketing Agreement within 60 days after delivery thereof to the Marketer, the Marketer shall be deemed to have elected not to acquire a successor area marketing franchise.

     16.5. Conditions of Refusal.

     The Franchisor shall not be obligated to offer the Marketer successor area marketer rights upon the expiration of this Agreement if the Marketer fails to comply with any of the above conditions of renewal. In such event, except for failure to execute the then current Area Marketing Agreement, the Franchisor shall give the Marketer notice of expiration not more than 90 days after the Franchisor receives the Marketer's notice, and such notice shall set forth the reasons for such refusal to offer successor area marketer rights. Upon the expiration of this Agreement, the Marketer shall comply with the provisions of
Section 17.3 below.

                                 17. TERMINATION

     17.1. By the Marketer.

     The Marketer may terminate this Agreement at any time during the term hereof with 90 days advance written notice to the Franchisor.

     17.2. By the Franchisor.

     The Franchisor shall have the right to terminate this Agreement effective upon delivery of written notice of termination to the Marketer, unless otherwise noted below (subject to any state laws to the contrary, where state law shall prevail) if the Marketer (and/or any of its shareholders, members, managers, Principal Owners, partners or the equivalent):

          a. Fails to satisfactorily complete the training program as provided in Section 7.1 of this Agreement;

          b. Has made any material misrepresentation or omission in its application to be a Marketer;

          c. Fails to meet the Sales Goals set forth in Exhibit I;

          d. Fails to comply with any other provision of this Agreement or any mandatory specification, standard or operating procedure prescribed by the Franchisor and does not correct such failure within 30 days after written notice of such failure to comply is delivered to the Marketer;

          e. Surrenders, transfers control of or makes an unauthorized transfer of this Agreement or an ownership interest in the Marketer;

          f. Is convicted by a trial court of or pleads no contest to a felony, or to any other crime or offense that is, in the opinion of the Franchisor, likely to adversely affect the goodwill associated with the Marks, or engages in any conduct which may adversely affect the reputation of PAK MAIL Centers or the goodwill associated with the Marks;

          g. Is declared bankrupt or insolvent or voluntarily institutes a bankruptcy proceeding under the Bankruptcy Code or is adjudicated bankrupt as a result of an involuntary petition in bankruptcy being filed against it. (This provision may not be enforceable under federal bankruptcy law, 11 U.S.C. ss.ss. 101 et seq.);

          h. Abandons or ceases to operate the Marketer Business for a period of 15 consecutive days or any shorter period that indicates an intent by the Marketer to discontinue operation of the Marketer Business unless precluded from doing so by an event beyond the Marketer's reasonable control, other than for financial reasons;

          i. Has received three notices of default from the Franchisor within a 12 month period, regardless of whether the defaults were cured by the Marketer;

          j.  Makes any  unauthorized  use of the Marks or  unauthorized  use or
     disclosure  of  the  Confidential  Information,   or  uses,  duplicates  or
     discloses any part of the System Manual; or

          k. Has terminated a Franchise Agreement between the Franchisor and the Marketer, or if the Franchisor has terminated such a Franchise Agreement.

     17.3. Rights and Obligations of the Area Marketer Upon Termination or Expiration. Upon termination of this Agreement, whether pursuant to Section 17.1, 17.2 or upon expiration of this Agreement pursuant to Article 16 above, the Marketer agrees:

          a. To pay the Franchisor within 15 days after the effective date of termination or expiration of this Agreement, or such later date that the amounts due to the Franchisor are determined, such fees, amounts owed for purchases by the Marketer from the Franchisor, its affiliates or designees, interest due on any of the foregoing and all other amounts owed to the Franchisor, its affiliates or designees which are then unpaid;

          b. To refrain from, directly or indirectly at any time or in any manner (except with respect to PAK MAIL Center franchises owned and operated by the Marketer) identifying itself or any business as a current or former PAK MAIL Marketer, use any Mark, any colorable imitation thereof or other indicia of a PAK MAIL Center in any manner or for any purpose or utilize for any purpose any trade name, trademark or service mark or other commercial symbol that suggests or indicates a connection or association with the Franchisor or its affiliates;

          c. To immediately deliver to the Franchisor all past and present franchise sales leads and records and all contracts, acknowledgements of receipt, and other information and records related to Franchisees of the Franchisor in the Territory;

          d. To immediately deliver to the Franchisor all advertising materials, the System Manual, all other manuals, forms, offering circulars, franchise sales brochures and other materials containing any Mark or otherwise identifying or relating to the sale or service of PAK MAIL Centers;

          e. To refrain from communicating, in any manner, with Franchisees, except as expressly authorized by the Franchisor;

          f. To take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to the Marketer's use of any Mark;

          g. To notify the telephone company and all telephone directory publishers of the termination or expiration of the Marketer's right to use any telephone number and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer thereof to the Franchisor or its designee. The Marketer acknowledges that, as between it and the Franchisor, the Franchisor has the sole rights to and interest in all telephone, telecopy or facsimile machine numbers and directory listings associated with any Mark. The Marketer authorizes the Franchisor, and hereby appoints the Franchisor and any of its officers as the Marketer's attorney-in-fact, to direct the telephone company and all telephone directory publishers to transfer any telephone, telecopy or facsimile machine numbers and directory listings relating to the Marketer's Business to the Franchisor at its direction, should the Marketer fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive evidence of the Franchisor's exclusive rights in such telephone numbers and directory listings and the Franchisor's authority to direct their transfer;

          h. If applicable, take such action as may be required to remove from the internet all sites referring to the Marketer's former Business, PAK MAIL Centers or any of the Marks and to cancel or assign to the Franchisor, in the Franchisor's sole discretion, all rights to any domain names for any sites on the internet that refer to the Marketer's former Business, PAK MAIL Centers or any of the Marks;

          i. Abide by all restrictive covenants set forth in this Agreement; and

          j. Furnish the Franchisor, within 30 days after the effective date of termination or expiration, with evidence satisfactory to the Franchisor of the Marketer's compliance with the foregoing obligations.

     17.4. Confidential Information.

     Marketer agrees that, upon termination or expiration of this Agreement, the Marketer shall immediately cease to use any Confidential Information of the Franchisor pursuant to this Agreement in any business or otherwise (except in connection with the operation of a PAK MAIL Center pursuant to a Franchise Agreement with the Franchisor) and return to the Franchisor all copies of the System Manual and any other confidential materials which have been loaned to the Marketer by the Franchisor.

     17.5. Covenant Not to Compete.

     Upon termination or expiration of this Agreement for any reason, the Marketer (and its shareholders, officers, directors, members, managers and/or partners if the Marketer is a corporation, partnership, or limited liability company) agrees that for a period of two years commencing on the effective date of termination or expiration, or the date on which the Marketer ceases to conduct business, whichever is later, the Marketer (and its shareholders, officers, directors, members, managers, partners and/or equivalents if the Marketer is an entity) shall not have any direct or indirect interest (through a member of any immediate family of the Marketer or its affiliates, shareholders, officers, directors, partners, members, managers, equivalents or otherwise) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business located or operating within the Territory. The restrictions of this Section shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 2% or less of the number of shares of that class of securities issued and outstanding. The Marketer (and its shareholders, officers, directors, members, managers, partners and/or equivalents) expressly acknowledges that it possesses skills and abilities of a general nature and has other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive it of its personal goodwill or ability to earn a living.

     17.6. No Further Right to Payment.

     Upon termination or expiration of this Agreement, the Marketer forfeits all fees paid to the Franchisor and remains liable to the Franchisor for all amounts due to the Franchisor on the date of termination or expiration. The Marketer shall have no further right to receive payment of commissions or Service Fees from the Franchisor, except for those commissions or Service Fees which have been fully earned by the Marketer up through the date of such termination or expiration. For purposes of this Agreement, "fully earned" commissions shall mean commissions due on franchise sales for which all Franchise Sales Conditions described in Section 6.1 of this Agreement have been met or fulfilled by the Marketer. "Fully earned" Service Fees shall mean those Service Fees which accrue up through the date of termination which are otherwise owed to the Marketer. The Franchisor shall have the right to immediately assume control of and manage all franchise sales in the Territory and to receive all Service Fees from Franchisees in the Territory. Any fully earned commissions or Service Fees which are due to the Marketer will be paid by the Franchisor in accordance with the provisions of Article 6 of this Agreement.

     17.7. Continuing Obligations.

     All obligations of the Franchisor and the Marketer which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

     17.8. State and Federal Law.

     THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THAT THE TERMS OF THIS AGREEMENT REGARDING TERMINATION OR EXPIRATION ARE INCONSISTENT WITH APPLICABLE STATE OR FEDERAL LAW, SUCH LAW SHALL GOVERN THE MARKETER'S RIGHTS REGARDING TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                         18. RELATIONSHIP OF THE PARTIES

     18.1. Relationship of the Parties.

     It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the parties are independent contractors and that nothing in this Agreement is intended to make either party an agent, subsidiary, joint venturer, partner, employee or servant of the other for any purpose. The Marketer shall conspicuously identify itself in all dealings with Franchisees, prospective Franchisees, lessors, contractors, suppliers, public officials and others as the owner of its own Business under an Area Marketing Agreement with the Franchisor, and shall place such other notices of independent ownership on signs, forms, stationery, advertising and other materials as the Franchisor may require from time to time.

     18.2. Payment of Third Party Obligations.

     Neither the Franchisor nor the Marketer shall make any express or implied agreements, guaranties or representations, or incur any debt, in the name of or on behalf of the other or represent that their relationship is other than franchisor and franchisee, and neither the Franchisor nor the Marketer shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall the Franchisor be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Marketer's Business, whether or not caused by the Marketer's negligent or willful action or failure to act.

     18.3. Independent Contractors.

     The Marketer may delegate its duties hereunder to independent contractors provided that the Marketer receives written approval from the Franchisor prior to any such delegation of duties and complies with all state laws which require broker registration for such persons. The Franchisor reserves the right to withdraw the approval of any independent contractor engaged by the Marketer to fulfill its duties and obligations under this Agreement, at any time.

     18.4. Indemnification.

     The Marketer agrees to indemnify and hold the Franchisor and its subsidiaries, affiliates, stockholders, directors, officers, employees, agents and assignees harmless against, and to reimburse them for, any loss, liability, taxes or damages (actual or consequential) and all reasonable costs and expenses of defending any claim brought against any of them or any action in which any of them is named as a party (including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses) which any of them may suffer, sustain or incur by reason of, arising from or in connection with any acts, omissions or activities of the Marketer or any employee of or independent contractor engaged by the Marketer whether such acts, omissions or activities are authorized by or are not in accordance with this Agreement. The Franchisor shall have the right to defend any such claim against it. This indemnity shall continue in full force and effect, subsequent to and notwithstanding the expiration or termination of this Agreement.

                          19. MISCELLANEOUS PROVISIONS

     19.1. Governing Law/Consent to Venue and Jurisdiction.

     Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement shall be interpreted under the laws of the state of Colorado and any dispute between the parties shall be governed by and determined in accordance with the substantive laws of the state of Colorado, which laws shall prevail in the event of any conflict of law. The Marketer and the Franchisor have negotiated regarding a forum in which to resolve any disputes which may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, if a claim is asserted in any legal proceeding involving the Marketer, its officers, partners, managers or directors
(collectively, "Marketer Affiliates") and the Franchisor, its officers, directors or sales employees (collectively, "Franchisor Affiliates") both parties agree that the exclusive venue for disputes between them shall be in the state and federal courts of Colorado and each waive any objection either may have to the personal jurisdiction of or venue in the state and federal courts of Colorado. The Franchisor, the Franchisor Affiliates, the Marketer and the Marketer Affiliates each waive their rights to a trial by jury.

     19.2. Severability.

     If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification.

     19.3. Modification.

     The Franchisor and/or the Marketer may modify this Agreement only upon execution of a written agreement between the two parties. The Marketer acknowledges that the Franchisor may modify its standards and specifications and operating and marketing techniques set forth in the System Manual unilaterally under any conditions and to the extent that the Franchisor, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made arbitrarily without such determination.

     19.4. Attorneys' Fees.

     In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action or other proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default.

     19.5. Injunctive Relief.

     Nothing herein shall prevent the Franchisor or the Marketer from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies. If the Franchisor seeks an injunction, the Franchisor will not be required to post a bond in excess of $500.

     19.6. Payment of Taxes.

     The Marketer shall reimburse the Franchisor, and its affiliates and designees, promptly and when due, the amount of all sales taxes, use taxes, personal property taxes and similar taxes imposed upon, required to be collected or paid by the Franchisor, or its affiliates or designees, on account of services or goods furnished by the Franchisor, its affiliates or designees, to the Marketer through sale, lease or otherwise, or on account of any payments made by the Marketer to the Franchisor required under the terms of this Agreement.

     19.7. No Waiver.

     No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by the Marketer or the Franchisor shall be considered to imply or constitute a further waiver by the Franchisor or the Marketer of the same or any other condition, covenant, right, or remedy.

     19.8. No Right to Set Off.

     The Marketer shall not be allowed to set off amounts owed to the Franchisor for fees or other amounts due hereunder, against any monies owed to the Marketer, nor will the Marketer in any event withhold any amounts due to any alleged nonperformance by the Franchisor hereunder, which right of set off is hereby expressly waived by the Marketer.

     19.9. Effective Date.

     Regardless of the date first written above, this Agreement shall not be effective until accepted by the Franchisor as evidenced by the dating and signing of this Agreement by an officer of the Franchisor.

     19.10. Review of Agreement.

     The Marketer acknowledges that it had a copy of the Franchisor's Uniform Franchise Offering Circular in its possession for a period of time not less than 10 full business days, and this Agreement in its possession for a period of time not less than 5 full business days, during which time the Marketer has had the opportunity to submit the same for review and advice by a professional of the Marketer's choosing prior to freely executing this Agreement.

     19.11. Entire Agreement.

     This Agreement, including all Exhibits and addenda, contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof. The Marketer agrees and understands that the Franchisor shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof or for claims of negligent or fraudulent misrepresentation and that no modifications of this Agreement shall be effective except those in writing and signed by both parties. The Franchisor does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. The Marketer further acknowledges and agrees that no representations have been made to it by the Franchisor regarding projected sales volumes, market potential, revenues, profits of the Marketer's Business, or operational assistance other than as stated in this Agreement or in any disclosure document provided by the Franchisor or its representatives.

     19.12. Notices.

     All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, or by an overnight delivery service providing documentation of receipt, to the addresses set forth in the first paragraph of this Agreement, or, with respect to notices to the Marketer, to the address of the Marketer Business, or at such other addresses as the Franchisor or the Marketer may designate from time to time, and shall be effectively given when deposited in the United States mails, postage prepaid, or when received via overnight delivery, as may be applicable.

     19.13. Acknowledgment.

     BEFORE SIGNING THIS AGREEMENT, THE MARKETER SHOULD READ IT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL. THE MARKETER ACKNOWLEDGES THAT:

          (A) THE SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED HEREIN INVOLVES SUBSTANTIAL RISKS AND DEPENDS UPON THE MARKETER'S ABILITY AS AN INDEPENDENT BUSINESS PERSON AND ITS ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS, AND

          (B) NO ASSURANCE OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN GIVEN AS TO THE POTENTIAL SUCCESS OF SUCH BUSINESS VENTURE OR THE EARNINGS LIKELY TO BE ACHIEVED, AND

          (C) NO STATEMENT, REPRESENTATION OR OTHER ACT, EVENT OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS DOCUMENT, AND IN ANY OFFERING CIRCULAR SUPPLIED TO THE MARKETER IS BINDING ON THE FRANCHISOR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement in counterparts on the last date written below.


PAK MAIL CENTERS OF AMERICA, INC.,  AREA MARKETER
a Colorado corporation
a Colorado corporation
                                    ------------------------------------------
                                    (Print Name)

By:
   ------------------------------   ------------------------------------------
Name:                               Individually
     ----------------------------
Title:                              Title:
      ---------------------------         -----------------------------------
                                    Address:
                                            ---------------------------------
                                    City:
                                         -----------------------------------
                                    State:                 Zip:
                                          --------------       -------------
                                    OR:

                                    (if a corporation or partnership)

                                    --------------------------------------------
                                    Company Name

                                    By:
                                       --------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                          -----------------------------------
                                    Address:
                                            ---------------------------------
                                    City:
                                         -----------------------------------
                                    State:                 Zip:
                                          --------------       -------------

                                    EXHIBIT I

                                      RIDER
                           TO AREA MARKETING AGREEMENT
                    BETWEEN PAK MAIL CENTERS OF AMERICA, INC.
                                       AND
                 -----------------------------------------------
                         DATED _______________, 20 ____

     1.  Territory.  The  Territory  referred to in Section 2.1 of the Agreement
shall         be         the         following          geographic         area:
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

     2. Marketing Fee. The Marketing Fee payable to the Franchisor by the Marketer under Section 5.1 of the Agreement shall be an amount equal to the product of the estimated population within the Territory and the price per person within the Territory, which shall be no less than $0.06, and adjusted as follows:
---------------------------------------------------------------------------- and
calculated as follows:

A.  1990 Bureau of Census Population Estimate =            _________


B.  Adjustment to Population Estimate =                    _________
C.  Current Population Within Territory (A+B =)            _________
                                          -                =========
D.  Adjusted Price Per Person =                            _________
MARKETING FEE (DxC =)                                                  _________
                                                                       =========

Unless otherwise agreed, the Marketing Fee is payable in cash, certified funds or by wire transfer. The Franchisor and the Marketer agree that the Marketing Fee will not be subject to change for any reason, including subsequent revisions of the Bureau of Census population estimates.

     3. Advertising Expenditure. During the term of the Agreement, Marketer shall be required during each calendar quarter to spend a minimum of $_________ ("Advertising Expenditure") to advertise and promote the offer and sale of franchises for PAK MAIL Centers in the Territory, in accordance with Section
13.9 of the Agreement, based on the following calculation:



A.  1990 Bureau of Census Population Estimate =            _________


B.  Adjustment to Population Estimate =                    _________
C.  Current Population Within Territory (A+B =)            _________
D.  Price Per Person = $.001                               _________
                                                           =========

ADVERTISING EXPENDITURE (D x C =)                                      _________
                                                                       =========

     The Franchisor and the Marketer agree that the Advertising Expenditure will not be subject to change for any reason, including subsequent revisions of the Bureau of Census population estimates.

     4. Sales Goals. The Marketer shall meet the following cumulative Sales Goals by the last day of each twelve-month period ("Sales Year") during the term of the Agreement:

                              Cumulative Minimum
                            Number of New Pak Mail             Last Day of Sales
Sales Year               Centers Sold in the Territory                Year
First                                                                       ,
                         -------------------------------        ------------
Second                                                                      ,
                         -------------------------------        ------------
Third                                                                       ,
                         -------------------------------        ------------
Fourth                                                                      ,
                         -------------------------------        ------------
Fifth                                                                       ,
                         -------------------------------        ------------
TOTAL SALES GOALS

The first Sales Year commences on the date of the Agreement and expires on the date shown above. Each subsequent Sales Year commences on the date succeeding the last day of the preceding Sales Year and expires on the respective date shown above. The sales made during the term of the Agreement are cumulative. Therefore, if the Marketer meets its total Sales Goals prior to the end of the fifth Sales Year, the Marketer's Sales Goals will be satisfied.

PAK MAIL Centers located in the Territory and owned by the Franchisor do not count toward fulfillment of the Marketer's cumulative Sales Goals.

PAK MAIL CENTERS OF AMERICA, INC., AREA MARKETER a Colorado corporation a Colorado corporation
                                    ------------------------------------------
                                    (Print Name)

By:
   ------------------------------   ------------------------------------------
Name:                               Individually
     ----------------------------
Title:                              Title:
      ---------------------------         -----------------------------------
                                    Address:
                                            ---------------------------------
                                    City:
                                         -----------------------------------
                                    State:                 Zip:
                                          --------------       -------------
                                    OR:

                                    (if a corporation or partnership)

                                    --------------------------------------------
                                    Company Name

                                    By:
                                       --------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                          -----------------------------------
                                    Address:
                                            ---------------------------------
                                    City:
                                         -----------------------------------
                                    State:                 Zip:
                                          --------------       -------------

                                   EXHIBIT II

                       CURRENT FORM OF FRANCHISE AGREEMENT

                                   EXHIBIT III

                CURRENT FORM OF AMENDMENT TO FRANCHISE AGREEMENT
                           (A.M. P.M. MOVERS PROGRAM)

                                   EXHIBIT IV

                           GUARANTY AND ASSUMPTION OF
                           AREA MARKETER'S OBLIGATIONS

     In consideration of, and as an inducement to, the execution of the above Area Marketing Agreement (the "Agreement") by PAK MAIL CENTERS OF AMERICA, INC. ("Franchisor"), each of the undersigned ("Guarantors") personally and unconditionally (1) guarantees to the Franchisor and its affiliates and their successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that the Area Marketer defined in the Agreement (the "Marketer") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement and (2) agrees personally to be bound by, and personally liable for the breach of, each and every provision in the Agreement.

     1. Waiver. Each of the undersigned waives:

          a. acceptance and notice of acceptance by the Franchisor and its affiliates of the foregoing undertakings;

          b. notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

          c. protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

          d. any right he or she may have to require that an action be brought against the Marketer or any other person as a condition of liability; and

          e. any and all other notices and legal or equitable defenses to which he or she may be entitled.

     2. Consents. Each of the undersigned consents and agrees that:

          a. his or her direct and immediate liability under this guaranty shall be joint and several;

          b. he or she shall render any payment or performance required under the Agreement upon demand if the Marketer fails or refuses punctually to do so;

          c. such liability shall not be contingent or conditioned upon pursuit by the Franchisor or its affiliates of any remedies against the Marketer or any other person;

          d. such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which the Franchisor or its affiliates may from time to time grant to the Marketer or to any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement; and

          e. he or she shall be bound by the restrictive covenants and confidentiality provisions contained in Articles 11 and 12 and Sections
     17.4 and 17.5 of the Agreement, and the indemnification provisions contained in Section 18.4 of the Agreement; and

          f. the governing law, consent to jurisdiction and related provisions contained in Article 19 and the costs and attorneys fees provision contained in Section 19.4 of the Agreement shall govern this Guaranty and such provisions are incorporated into this Guaranty by this reference.


     IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature, effective as of the ____ day of ____________________, 20___.

PERCENTAGE OF OWNERSHIP                GUARANTOR(S)
INTEREST IN AREA MARKETER


---------------------------------      -----------------------------------------
                                       (Print Name)


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Address

                                       -----------------------------------------
                                       Telephone Number

---------------------------------      -----------------------------------------
                                       (Print Name)


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Address

                                       -----------------------------------------
                                       Telephone Number

---------------------------------      -----------------------------------------
                                       (Print Name)


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Address

                                       -----------------------------------------
                                       Telephone Number

                                    EXHIBIT V

                             STATEMENT OF OWNERSHIP

Area Marketer:
               -----------------------------------------------------------------
--------------------------------------------------------------------------------

Trade name (if different from above):
                                     -------------------------------------------
--------------------------------------------------------------------------------

                                Form of Ownership
                                   (Check One)
                                                                 Limited
                                                                 Liability
     Individual          Partnership         Corporation         Company
-----              ------               -----              ------

     If a Partnership, provide name and address of each partner showing percentage owned, whether active in management, and indicate the state in which the partnership was formed.

     If a Corporation, give the state and date of incorporation, the names and addresses of each officer and director, and list the names and addresses of every shareholder showing what percentage of stock is owned by each.

     If a Limited Liability Company, give the state and date of formation, the names and addresses of every manager, the names and addresses of every member and the percentage of membership interest held by each member.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Marketer acknowledges that this Statement of Ownership applies to the PAK MAIL Marketer Business authorized under the Area Marketing Agreement. Use additional sheets if necessary. Any and all changes to the above information must be reported to the Franchisor in writing.


--------------------------------        ----------------------------------------
Date                                    Name